PATRIOT TRANSPORTATION HOLDING, INC./NEWS

Contact:    John D. Milton, Jr.
            Chief Financial Officer                               904/858-9100

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                PATRIOT TRANSPORTATION HOLDING, INC. ANNOUNCES
                 RESULTS FOR THE FIRST QUARTER OF FISCAL 2016

Jacksonville, Florida; January 27, 2016 -

First Quarter Operating Results.

Patriot Transportation Holding, Inc. (NASDAQ-PATI) reported net income of $1,508,000 or $.46 per share (which included $1,029,000, or $0.31 per share, of net income from the settlement of a claim in connection with the 2010 Deepwater Horizon event) compared to net income of $1,102,000 or $.34 per share in the same quarter last year.

Total revenues were $29,371,000, down $2,346,000 over the same quarter last year due to lower fuel surcharges of $3,063,000 as the price of diesel fuel was significantly lower this quarter versus the same quarter last year. Additionally, the first quarter of fiscal 2015 benefited greatly from the time lag involved in reducing fuel surcharges during a rapidly declining diesel fuel price environment. Transportation revenues (excluding fuel surcharges) were up $717,000, or 2.6%, to $28,009,000 on 368,000 fewer revenue miles. That is an increase of 6.3% per mile versus the same quarter last year. During the quarter, the Company successfully completed negotiations and entered into a settlement agreement with BP Exploration and Production, Inc. resulting in other income of $1,687,000 as compensation for damages arising out of the Deepwater Horizon event that occurred in 2010.

Cost of fuel was down $2,180,000 over the same quarter last year which was not enough to fully off-set the $3,063,000 reduction in fuel surcharge revenues resulting in a negative impact of $883,000 this quarter versus the same quarter last year. Fuel surcharge tables are customer specific and can vary considerably from customer to customer. The typical fuel surcharge table provides some margin contribution at higher diesel fuel prices but that is not the case at the lower diesel fuel prices we have been experiencing the past several quarters. As long as the low diesel fuel prices continue, our net fuel cost will be higher, negatively impacting our operating profit.
It will take some time to adjust our pricing to reflect more accurately the current cost of doing business.

Compensation and benefits costs were up $589,000 versus the first quarter of fiscal 2015 as we continue to invest in improving in the areas of driver hiring, training and retention through driver pay increases, additional recruiting costs, higher training costs and a newly implemented "minimum pay" scale to help us retain drivers. We are beginning to see the benefits of our investments as we grew our ending driver count for this quarter to 704 versus
686 in the same quarter last year.   SG&A was up $77,000 (despite $171,000
lower bonus accruals) as we have invested in more resources to help better manage and support our people in the field, to resolve issues with driver hiring and turnover and to support our safety performance. Corporate expense was $179,000 lower due to $73,000 lower bonus accruals and also because the same quarter last year included $250,000 in one-time spin-off costs.

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Insurance and losses were up $179,000 as we experienced two incidents in which our equipment was significantly damaged.

As a result, operating profit this quarter was $817,000 versus $1,833,000 in the same quarter last year.

Summary and Outlook.

During the quarter, higher costs associated with hiring drivers, insurance and losses and the lower fuel surcharges more than offset the growth in our transportation revenue. Management believes we are seeing the benefits of our investment on the driver hiring and retention front as our driver count has grown and our annualized turnover rate improved from 79% in the fourth quarter of last year to 65% this quarter. Our primary goal for our shareholders is to grow profitably, maintain a strong balance sheet and get back to our targeted returns on capital employed. To that end, we remain focused on improving our transportation revenue per mile, adjusting the fuel surcharge pricing structure with our customers, and growing our driver count to meet the strong seasonal demand typically beginning at the end of the second quarter.

Conference Call.

The Company will also host a conference call on Wednesday afternoon, January 27, 2016 at 3:00 PM (ET). Analysts, shareholders and other interested parties may access the teleconference live by calling 1-716-247-4865 or toll free 1-844-815-2880 then enter pass code 30819501. A live audio webcast will be available at http://www.patriottrans.com/stock_page.asp. An audio replay will be available for seven (7) days following the conference call. To listen to the audio replay, dial toll free 800-585-8367 then enter pass code 30819501.

Investors are cautioned that any statements in this press release which relate to the future are, by their nature, subject to risks and uncertainties that could cause actual results and events to differ materially from those indicated in such forward-looking statements. These include general economic conditions; competitive factors; political, economic, regulatory and climatic conditions; driver availability and cost; the impact of future regulations regarding the transportation industry; freight demand for petroleum product and levels of construction activity in the Company's markets; fuel costs; risk insurance markets; pricing; energy costs and technological changes. Additional information regarding these and other risk factors and uncertainties may be found in the Company's filings with the Securities and Exchange Commission.

Patriot Transportation Holding, Inc. is engaged in the transportation business. The Company's transportation business is conducted through Florida Rock & Tank Lines, Inc. which is a Southeastern transportation company concentrating in the hauling by motor carrier of liquid and dry bulk commodities.

                                 Continued

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            PATRIOT TRANSPORTATION HOLDING, INC. AND SUBSIDIARIES
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               CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
                               (In thousands)
                                (Unaudited)


                                               THREE MONTHS ENDED
                                                   DECEMBER 31,
                                               ------------------
                                                 2015       2014
                                               -------    -------
Revenues:
  Transportation revenues                     $ 28,009     27,292
  Fuel surcharges                                1,362      4,425
                                               -------    -------
Total revenues                                  29,371     31,717

Cost of operations:
  Compensation and benefits                     12,572     11,983
  Fuel expenses                                  3,825      6,005
  Repairs & tires                                1,809      1,814
  Other operating                                1,090      1,137
  Insurance and losses                           3,018      2,839
  Depreciation expense                           2,148      2,108
  Rents, tags & utilities                          949        941
  Sales, general & administrative                2,399      2,322
  Corporate expenses                               740        919
  Loss (Gain) on equipment sales                     4       (184)
                                               -------    -------
Total cost of operations                        28,554     29,884
                                               -------    -------

Total operating profit                             817      1,833

BP Claim Settlement                              1,687          -
Interest income and other                            3          -
Interest expense                                   (35)       (26)
                                               -------    -------

Income before income taxes                       2,472      1,807
Provision for income taxes                         964        705
                                               -------    -------

Net income                                     $ 1,508      1,102
                                               =======    =======

Comprehensive Income                           $ 1,508      1,102
                                               =======    =======

Earnings per common share:
  Net Income-
    Basic                                         0.46       0.34
    Diluted                                       0.46       0.34

Number of shares (in thousands)
used in computing:
  -basic earnings per common share               3,273      3,243
  -diluted earnings per common share             3,277      3,243

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